                                                                    EXHIBIT 10.5

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                           ASSET PURCHASE AGREEMENT
                           ------------------------

                                     AMONG

                             AFC ENTERPRISES, INC.

                       THE AMERICAN BAGEL COMPANY, D/B/A

                            CHESAPEAKE BAGEL BAKERY

                               MICHAEL ROBINSON

                                 ALAN MANSTOF



                            DATED AS OF MAY 5, 1997


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

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT is made and entered into this 5th day of May, 1997, by and among THE AMERICAN BAGEL COMPANY, a Maryland corporation ("Seller"); MICHAEL ROBINSON, a resident of the state of Maryland ("Robinson") and ALAN MANSTOF, a resident of the state of Virginia ("Manstof")
(hereinafter, Manstof and Robinson are sometimes referred to, individually, as a "Principal" and, collectively, as the "Principals"); and AFC ENTERPRISES, INC., a Minnesota corporation ("Purchaser").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller is engaged in the business (the "Business") of operating in the United States and internationally, a franchise system (the "Chesapeake System") for opening and operating quick service restaurants ("Chesapeake Restaurants") specializing in freshly baked bagels and other food and non-food items from the premises located at 1451 Dolley Madison Boulevard, McLean, Virginia (the "Premises"), which system is identified by various trade names, trademarks and service marks, including without limitation the name "Chesapeake Bagel Bakery."

     WHEREAS, Manstof and Robinson are the sole owners of all of the issued and outstanding stock of Seller; and

     WHEREAS, Seller desires to sell substantially all of its assets used in the Business or in connection with the Chesapeake System, as a going concern, to Purchaser on certain terms and conditions, which terms and conditions are acceptable to Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Seller, the Principals and Purchaser hereby mutually agree as follows:

     1.  PURCHASE OF ASSETS.  On the terms and conditions hereinafter set
         ------------------
forth, Seller shall sell and Purchaser shall purchase the following assets, free and clear of any and all liens, claims, charges and encumbrances whatsoever:

     a. all electronic data and computer files and the storage media upon which such files are located including, but not limited to diskettes, tapes, CD-ROMs or other storage media, together with all computer hardware (except as set forth in Schedule 2) and software (subject to
                                          ----------
         any restrictions contained in the license agreements with respect thereto) determined by Purchaser to be necessary to utilize the foregoing, including without limitation those items set forth on
         Schedule 1(a) attached hereto and made a part hereof, together with
         -------------
         all service contracts, maintenance agreements and warranties applicable thereto;

     b. all inventory and supplies of Seller (both on hand and on order) which incorporate or use in any manner any of Seller's Proprietary Rights (hereinafter defined) located on the Premises or otherwise owned by Seller (collectively, the "Proprietary Property"), including, but not limited to, stationary, forms, labels, office supplies, production supplies, advertising and promotional and sales materials, a list of which Proprietary Property is set forth on Schedule
                                                    --------

         1(b) attached hereto and made a part hereof (which Schedule shall be
         ----
         updated and supplemented as of the Closing);

     c. all cash on hand as of the Closing, all prepaid items or expenses of whatever nature related to the Purchased Assets, all accounts receivable (including, but not limited to, all service fees due from Franchisees on Franchisee's gross sales during the month of April, 1997 and thereafter and any service fees, including interest thereon, for any preceding month which were not collected prior to Closing) (the "Accounts Receivable") and all promissory notes reflecting unpaid franchise fees (the "Franchise Fee Notes"), all as more particularly described in Schedule 1(c) hereof, which Schedule shall be updated and
                      -------------
         supplemented as of the Closing;

     d. all rights and interests of Seller in, to and under all written franchise agreements (including any modifications or amendments thereto and including any rights to terminate such agreements or declare defaults thereunder), pursuant to which Seller has franchised to other parties ("Franchisees") the right to operate a Chesapeake Restaurant or to use any component of the Chesapeake System, and all applications to enter into franchise agreements, a complete list of which franchise agreements and applications is set forth on Schedule
                                                                     --------
         1(d) attached hereto and made a part hereof (hereinafter collectively
         ----
         referred to as the "Franchise Agreements");

     e. all rights and interests of Seller in, to and under all written development agreements (including any modifications or amendments thereto and including any rights to terminate such agreements or declare defaults thereunder), pursuant to which Seller has granted other parties ("Developers") the right to develop one or more Chesapeake Restaurants or any other business using any component of the Chesapeake System, and all applications to enter into development agreements, a complete list of which development agreements and applications is set forth on Schedule 1(e) attached hereto and made a
                                      -------------
         part hereof (hereinafter collectively referred to as the "Development
         Agreements");

     f. all rights and interests of Seller in, to and under that certain Marketing Agreement with Coca-Cola USA Fountain dated the 24th day of February, 1997 and that certain Approved Coffee Supplier Agreement with Superior Coffee and Foods, a division of Sara Lee Corporation dated as of the 22nd day of December, 1994 and any other contracts relating to Seller's Business or the Chesapeake System which Purchaser elects to assume as set forth on Schedule 1(f) attached hereto and
                                          -------------
         made a part hereof (the "Assumed Agreements");

     g. all of Seller's rights in and to (i) all U.S. and Foreign trade names, trademarks, service marks, logos, slogans, and fictitious trade names used in the conduct of the Business or the operation of the Chesapeake System, including, but not limited to, the name "Chesapeake Bagel Bakery" and any abbreviation or variation thereof (collectively the "Marks"); (ii) all U.S. and foreign trademark and service mark registrations and applications for registration (collectively, the "Trademark Registration Rights"); (iii) all elements of the trade dress used in the Chesapeake System (the "Trade Dress"); (iv) all U.S. and foreign common law copyrights ("Copyrights"); (v) any existing U.S. and foreign registrations and applications for registration of any Copyright (collectively, the "Copyright Registration Rights");
         (vi) any existing U.S. and foreign patents and patent applications, technology, know-how, processes, training manuals, operations manuals, proprietary information, trade secrets, formulae, recipes, technical information and data, research and development data, confidential information, discoveries, inventions and improvements (collectively the "Trade Secrets"); and (vii) other similar intangible property and rights used in, or relating to the Chesapeake System (hereinafter collectively referred to as the "Intellectual Property") (hereinafter the Marks, the Trademark Registration Rights, the Trade Dress, the Copyrights, the Copyright Registration Rights, the Trade Secrets and the Intellectual Property shall be collectively referred to as the "Proprietary Rights");

     h. the right to sue and recover for any past infringement dilution or unauthorized use of any of the Proprietary Rights;

     i. all of Seller's rights to any goodwill associated with the Business, the Chesapeake System and the Proprietary Rights;

     j. all Franchisee, Developer and supplier and prospective Franchisee, Developer and supplier lists, sales records and files (including without limitation all original Franchise and Development Agreements, UFOC receipts and other documents whether in the possession of Seller or Seller's attorneys, brokers or other agents); records and files regarding the Proprietary Rights and all other books and records (including electronic records), specifications, designs, layouts, renderings, equipment lists, manuals, training materials, videos, brochures, photographs, negatives, and schedules and other materials relating to the operation of the Business and the Chesapeake System;

     k. all licenses, governmental authorizations, permits and all similar rights and interests applied for, issued to or owned by Seller, or used in the conduct of Seller's Business or the operation of the Chesapeake System;

     l. the right to receive rebates or marketing allowances payable to Seller by vendors, suppliers or others;

     m. such rights as Seller has to use all present telephone numbers from and after the Closing (as defined in Paragraph 9 hereof);

     n. all other tangible and intangible assets of Seller relating to and used in connection with the Business or the Chesapeake System or the performance of marketing services, development services, advertising, publicity and training related thereto.

Hereinafter, all of the foregoing are referred to, in the aggregate, as the "Purchased Assets." Possession of the Purchased Assets shall be delivered from Seller to Purchaser at the Closing.

     2.   EXCLUDED ASSETS.  Anything in this Agreement to the contrary
          ---------------
notwithstanding, Purchaser shall not purchase, and shall have no rights or obligations with respect to any furniture, fixtures, equipment (other than the computer hardware described in Paragraph 1.a. above), or other assets, if any, listed on Schedule 2 attached hereto and made a part hereof (collectively, the
          ----------
"Excluded Assets").

     3.  CONSIDERATION.   As payment in full for the Purchased Assets,
         -------------
Purchaser agrees to deliver, subject to the terms of this Agreement and subject to adjustment as provided for in Paragraph 4 below, for the account of Seller, an amount equal to Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000) (hereinafter, referred to, as adjusted, as the "Purchase Price"), payable as follows:

     a.  Earnest Money Deposit.  Purchaser has received a refund of that certain
         ---------------------
         earnest money deposit (the "Earnest Money Deposit") paid by Purchaser to Wheat First Butcher Singer in the amount of One Hundred Thousand Dollars ($100,000). Purchase shall retain the Earnest Money Deposit.

     b.  Escrow.  The sum of Two Million Dollars ($2,000,000) shall be paid over
         ------
         to the Escrow Agent (hereinafter defined) to be held in accordance with the terms of the Escrow Agreement described in Paragraph 6 below.

     c.  Development Fee.  The sum of One Hundred Five Thousand ($105,000) shall
         ---------------
         be retained by Purchaser to be applied to the prepaid franchise fee payable by Almike Enterprises, Inc., a corporation wholly-owned by the Principals and their spouses ("Almike"), pursuant to the development agreement attached hereto as Exhibit M.
                                      ---------

     d.  Wire Transfer.  The sum of Nine Million Seven Hundred One Thousand
         -------------
         Dollars ($9,701,000), representing the balance of the Purchase Price less the adjustment to the Purchase Price provided for in Paragraph 4.a. below, shall be remitted by wire transfer to the account of Seller specified to Purchaser on or before the Closing.

     4.  PURCHASE PRICE ADJUSTMENT.  The Purchase Price shall be adjusted as
         -------------------------
follows:

     a. The Purchase Price shall be reduced by an amount equal to the sum of One Million Nine-Hundred Forty-four Thousand Dollars ($1,944,000)], representing the agreed adjustment associated with deferred franchise fee revenue and deferred franchise costs.

     b. The Purchase Price shall be increased by the sum of One Million Dollars ($1,000,000) in the event at least three hundred (300) new units are opened pursuant to commitments specifically listed in Seller's existing franchise commitment pool (as set forth on Schedule 4(b) attached
                                                    -------------
         hereto and made a part hereof) (the "Existing Franchise Commitment Pool") within five (5) years following the Closing Date (the "Determination Date"). Purchaser shall pay such additional sum to Seller within forty-five (45) days after the 300th unit has been opened. The Purchase Price shall be increased by an additional Two Million Five-Hundred Thousand Dollars ($2,500,000) in the event at least four hundred (400) new units are opened pursuant to commitments in the Existing Franchise Commitment Pool by the "Determination Date". Purchaser shall pay such additional sum to Seller within forty-five
         (45) days after the 400th unit has been opened. Any Units opened by Almike pursuant to the Almike Agreements (as hereinafter described) shall be excluded from the Existing Franchise Commitment Pool.

     5.  NO ASSUMPTION OF LIABILITIES.  Except for (a) liabilities arising
         ----------------------------
after the Closing Date under the Assumed Agreements, the Franchise Agreements and the Development Agreements; (b) obligations of Seller arising prior to the date hereof solely with respect to providing Franchisees (who are not in default) with site selection assistance and training (to the extent required by provisions of Franchise Agreements substantially similar to those set forth in Sections 3 and 6 of the form Franchise Agreement, designated 03060001.ST8 (RO:122696) and attached hereto as Exhibit "F-1") in consideration for prepaid
                                   -------------
franchise fees; and (c) the Coupon Obligation (as defined, and to the extent provided, in Paragraph 7.e. hereof), Purchaser does not, and shall not be deemed to, assume any existing or future liabilities, debts, obligations, accounts payable, lease obligations, contracts, warranties, or agreements of Seller that arise from, relate to, or are based on occurrences, facts or circumstances prior to Closing, regardless how such obligations may have arisen and regardless of disclosure of such liabilities hereunder (hereinafter collectively referred to as the "Retained Liabilities"), including without limitation (i) all obligations for taxes (including taxes which are not due as of the Closing but are attributable to any period prior to the Closing), (ii) indebtedness of Seller for borrowed money, (iii) liabilities in connection with any litigation (including, but not limited to, all claims of Franchisees arising out of circumstances existing prior to the Closing or arising out of the operation of the National Advertising Fund, as hereinafter described), (iv) liabilities for workers compensation, product liability, environmental claims, tort liability or general liability, personal injury or property damage; (v) liabilities regarding independent contractors or employees of Seller, including, without limitation, liabilities for vacation pay, sick pay, severance pay, profit-sharing or pension plans, bonuses, or any other employee benefit or "fringe benefit" arrangement; and (vi) liabilities under any contracts or agreements of Seller that are not Assumed Agreements. Seller shall, contemporaneously with the consummation of the transactions contemplated by this Agreement, absolutely and unconditionally pay, or reserve for and pay when due, in full (or otherwise satisfy), all Retained Liabilities (both current and contingent) and shall pay in full, and cause to be released or satisfied prior to the Closing, all liens and encumbrances on the Purchased Assets.

     6.  ESCROW.  Purchaser and Seller, together with  NationsBank, N.A. as
         ------
escrow agent (the "Escrow Agent"), shall execute and deliver an escrow agreement substantially in the form of Exhibit A attached hereto and made a part hereof
                             ---------
(the "Escrow Agreement"), pursuant to the terms of which Purchaser shall deliver to the Escrow Agent, for the account of Seller, Two Million Dollars ($2,000,000) in accordance with Paragraph 3.c. hereof (collectively, the "Escrow Funds"), to be held in an interest-bearing account in accordance with the terms and conditions of the Escrow Agreement. The Escrow Funds shall secure the indemnification obligations of Seller and the Principals as set forth herein and specifically including, but not limited to, to Paragraph 19 below. The Escrow Agreement will further provide that (i) thirty-three and one-third percent (33-1/3%) of the Escrow Funds held by the Escrow Agent at the expiration of twelve
(12) months following the Closing Date (the "First Release Date") will be released to Seller on the First Release Date, to the extent they exceed any outstanding claims (as defined in the Escrow Agreement) as of such First Release Date; (ii) fifty percent (50%) of the Escrow Funds held by the Escrow Agent at the expiration of twenty-four (24) months following the Closing Date (the "Second Release Date") will be released to Seller on the Second Release Date, to the extent they exceed any outstanding claims (as defined in the Escrow Agreement) as of such Second Release Date; (iii) the balance of the Escrow Funds held by the Escrow Agent at the expiration of thirty-six (36) months following the Closing Date (the "Third Release Date") will be released to Seller on the Third Release Date, to the extent they exceed any outstanding claims (as defined in the Escrow Agreement) as of such Third Release Date; and (iv) any Escrow Funds not released on the Third Release Date shall be released to Seller as soon thereafter as there are no claims outstanding as more particularly described in the Escrow Agreement. Purchaser and Seller will share all expenses of the Escrow Agent equally.

     7.  ADDITIONAL AGREEMENTS.  At Closing:
         ---------------------

     a.  Restrictive Covenants.  Seller,  each Principal and Almike shall enter
         ---------------------
         into a Confidentiality and Non-Competition Agreement in the form of Exhibit "B" attached hereto and made a part hereof (the
         -------------
         "Confidentiality and Non-Competition Agreement").

     b.  Consulting Agreements.  Manstof, Robinson and David Lavine will enter
         ---------------------
         into agreements with Purchaser (the "Consulting Agreements") to provide such consulting services at such times and at such locations as may be mutually agreed upon, in good faith, between such individual and Purchaser with respect to the Purchased Assets, the Franchisees, the Chesapeake System and the Business for a per diem cost of Five Hundred Dollars ($500) per day (pro rated, based upon an eight-
                                                 --- -----
         hour day, for any period of less than a full day) plus reasonable out of pocket expenses actually incurred by such individual for a period of up to twelve (12) months following the Closing Date. Each such Consulting Agreement shall be substantially in the form of Exhibit "C"
                                                                    -----------
         attached hereto and made a part hereof. In addition, each of said individuals hereby agrees that he shall, at any time and from time to time after the date of this Agreement, upon the reasonable request of Purchaser, cooperate with Purchaser and, to the extent necessary, provide to Purchase such additional materials as may be necessary to assure that Purchaser's information and documentation related to the Purchased Assets is complete and accurate in all material respects.

     c.  License to Use Office Facilities.    Seller shall grant Purchaser the
         --------------------------------
         right to use the Premises, together with all furniture, fixtures, equipment, telephone systems and supplies currently located thereat for a period up to ninety (90) days following the Closing, at no cost to Purchaser, pursuant to a License Agreement substantially in the form of Exhibit "D" attached hereto and made a part hereof (the "License
         -----------
         Agreement").

     d.  National Advertising Fund.  Seller shall cause CBB National Advertising
         -------------------------
         Fund, Inc. (the "National Advertising Fund") to pay all of its accounts payable and other obligations (except the Coupon Obligation, as hereinafter defined) with a view to exhausting the account balance therein (except to the extent necessary to satisfy the Coupon Obligation) by Closing. Should any funds remain in the National Advertising Fund after the payment of such obligations, Seller shall cause the assignment of such funds, together with an amount sufficient to satisfy the Coupon Obligation, to an account to be established by Purchaser for the benefit of the Franchisees (and for the benefit of Purchaser to the extent of any operating units which may be owned by Purchaser), together with all rights of Seller in and to any and all of the assets of the National Advertising Fund held for the benefit of the Franchisees or any other party having a beneficial interest therein, including without limitation cash, accounts receivable, deposits, advertising materials and rights to rebates, marketing and advertising allowances, pursuant to an Assignment of National Advertising Fund Assets in the form of Exhibit "E" attached hereto and made a part
                               -----------
         hereof (the "Assignment of Fund Assets"). Such assignment shall be free of any liens, claims or encumbrances whatsoever and Seller and Principals shall indemnify and hold harmless Purchaser from and against any and all losses, damages, expenses or claims of any nature made by any party with respect to such assigned assets.

     e.  Coupon Obligation.  Seller and the Principals hereby represent and
         -----------------
         warrant that (i) the National Advertising Fund currently maintains an account at Crestar Bank (the "Coupon Obligation Account"), with a balance of $18,623.00, as of April 30, 1997; (ii) the only funds deposited in the Coupon Obligation Account are amounts paid by Franchisees to purchase coupons (the "Distributed Coupons") for distribution to customers for redemption at Chesapeake Restaurants;
         (iii) upon a Franchisee's redemption of any Distributed Coupon, the Franchisee may submit the redeemed Distributed Coupon to the National Advertising Fund and the National Advertising Fund has the obligation (the "Coupon Obligation") to pay to the Franchisee the face amount of such Distributed Coupon; and (iv) there are (and will be as of the Closing Date) sufficient funds in the Coupon Obligation Account to satisfy the Coupon Obligation with respect to all Distributed Coupons. Accordingly, at the Closing, (i) Seller and the Principals shall cause the National Advertising Fund to assign the balance in the Coupon

         Obligation Account (the "Coupon Account Balance") to Purchaser free of any liens, claims or encumbrances whatsoever other than the Coupon Obligations; (ii) Purchaser shall assume the Coupon Obligations, but only to the extent of the Coupon Account Balance transferred; and (iii) Seller and Principals shall indemnify and hold harmless Purchaser from and against any and all losses, damages, expenses or claims of any nature made by any party with respect to any Coupon Obligations in excess of the Coupon Account Balance.

     f.  Development Agreement in Peru.  Seller and Principals shall terminate,
         -----------------------------
         at no cost, expense or liability to Purchaser, the existing Development Agreement between Seller and Frederico Rojas and Fresia Vasquez, dated December 30, 1996, granting development rights in the country of Peru (the "Peru Development Agreement"). Such termination shall be a condition precedent to Closing.

     g.  Ward-Hale Design Associates, Inc. Contract. Seller and Purchaser hereby
         ------------------------------------------
         acknowledge, represent, warrant and agree that (i) Ward-Hale Design Associates ("WD") has retained all rights to drawings, schedules, specifications, and other materials (collectively the "Materials") in connection with restaurant design services performed by WD pursuant to that certain agreement executed May 3, 1996 (the "WD Contract"); (ii) a true, correct and complete copy of the WD Contract has been furnished by Seller to Purchaser prior to the Closing; (iii) Purchaser is not assuming any obligations of Seller under the WD Contract; (iv) Purchaser may avail itself of WD's services under the WD Contract for any Chesapeake Restaurant provided that Purchaser pays (or causes the applicable Franchisee to pay) to WD a fee in the amount of $333; and
         (v) Seller shall pay the balance of the fees due to WD under the WD Contract upon termination thereof, and simultaneously with such payment, shall obtain from WD and assign to Purchaser all of WD's and Seller's right, title and interest in and to the Materials.

     8.  ALLOCATION OF PURCHASE PRICE.  The Purchase Price payable hereunder
         ----------------------------
shall be allocated among the Purchased Assets and the Non-Competition and Confidentiality Agreement in accordance with Schedule 8 attached hereto and made
                                             ----------
a part hereof, which allocations shall be used by Purchaser and Seller for accounting, financial reporting, tax and all other purposes. The parties agree that the Purchased Assets are being purchased and sold at their respective fair market values, which are the values set forth on Schedule 8. These prices were
                                                 ----------
arrived at by arm's length negotiation and properly reflect the respective fair market values of such Purchased Assets. It is further agreed that such values are binding on Purchaser and Seller for federal and state income tax reporting purposes, and that Purchaser and Seller will prepare and file a Form 8594 with their respective returns for the period in which this sale occurred, reflecting the values set forth in Schedule 8 to this Agreement.
                        ----------

     9.  CLOSING.  The closing of the transactions contemplated by this
         -------
Agreement (the "Closing") shall take place on May 5, 1997 (the "Closing Date"). The Closing shall be held at the offices of Cohen Pollock Merlin Axelrod & Tanenbaum, P.C. in Atlanta, Georgia, at 10:00 a.m. on the Closing Date.

    10.  PROFESSIONAL FEES/BROKERS.
         -------------------------

     a.  Fees.  Each party shall be responsible for its or his attorneys' fees,
         ----
         other professional fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     b.  Brokers and Finders.  Seller and the Principals, on the one hand, and
         -------------------
         Purchaser, on the other hand, shall be solely responsible for any and all brokerage fees or finders' fees incurred by it or him which are payable in connection with this transaction.

    11.  EXAMINATION.
         -----------

     a.  Prior to Closing.  Seller and each of the Principals represents and
         ----------------
         agrees that Purchaser and Purchaser's representatives have been given, prior to the date hereof, and will be given after the date hereof and until Closing, full access to the books and records (including electronic records) of Seller including, but not limited to, income tax returns, sales and use tax returns, financial statements and related materials, bank statements, invoices, accounts receivable, accounts payable and Franchisee, Developer and supplier lists. In addition, Seller shall permit Purchaser to copy, at Purchaser's expense, the contents of all files maintained by Seller's attorneys, brokers or other agents relating to the Franchisees, the Developers, the Purchased Assets, the Chesapeake System, and the conduct of the Business prior to the Closing.

     b.  After Closing.   Seller and each of the Principals covenants and agrees
         -------------
         that Purchaser and Purchaser's representatives shall be given, upon the request of Purchaser at any time within the one (1) year period following the Closing, copies of such financial records of the National Advertising Fund as have been maintained by Seller and/or the National Advertising Fund through Closing.

    12.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND THE
         -----------------------------------------------------------
PRINCIPALS.  To induce Purchaser to enter into this Agreement and consummate the
----------
transactions contemplated hereunder, Seller, Robinson and Manstof, jointly and severally, hereby represent, warrant and covenant as of the date hereof, as follows, which representations, warranties and covenants set forth herein shall be true and correct on the Closing Date and shall survive the consummation of the transactions hereunder for the period described in Paragraph 19.e. below:

     a.  Organization and Good Standing.  Seller (i) is a corporation duly
         ------------------------------
         organized, validly existing and in good standing under the laws of the State of Maryland; (ii) has all requisite corporate power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and (iii) is duly qualified as a foreign corporation in all jurisdictions in which it transacts business and in which failure to qualify would have a material adverse effect on its business, financial condition or assets.

     b.  Seller-Corporate Power, Authority and Enforceability.  Seller has full
         ----------------------------------------------------
         right, title and authority to sell, transfer and assign the Purchased Assets, and, except as specifically disclosed on Schedule 12.b. attached hereto and made a part hereof, there are no liens, claims, charges, obligations or encumbrances whatsoever (including, without limitation, taxes) against the Purchased Assets. All corporate action on the part of Seller, its directors and shareholders, necessary for
         (i) the authorization, execution, delivery and performance of the Transaction Documents (as defined in Paragraph 18 below) by Seller;
         (ii) the sale of the Purchased Assets to Purchaser; and (iii) the performance of all of the obligations of Seller under the Transaction Documents, has been duly and validly taken. This Agreement and each of the other Transaction Documents to which Seller is a party, when executed and delivered on behalf of

         Seller, shall constitute a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

     c.  Principals - Authority and Enforceability.  Each of the Transaction
         -----------------------------------------
         Documents constitutes the valid obligation of each Principal, to the extent he is a party thereto, is legally binding upon each of them and is enforceable against each of them in accordance with their terms.

     d.  Financial Statements.  Attached hereto as Schedule 12.d are copies of
         --------------------                      -------------
         (i) Seller's audited financial statements (including balance sheet, statement of operations and statement of cash flows) for the periods ending December 31, 1996, December 31, 1995 and December 31, 1994; and
         (ii) Seller's unaudited financial statements for the period ending March 31, 1997 (hereinafter, such financial statements are referred to, collectively, as the "Financial Statements", and the Financial Statements dated as of March 31, 1997 are referred to as the "Current Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except for the Current Financial Statements, which are subject to year-end audit and other normal or recurring year-end adjustments and do not include deferred revenue and deferred expense amounts) and in accordance with the books and records of Seller. The Financial Statements are complete and correct in all material respects. The Financial Statements accurately present the financial condition and operating results of Seller as of the dates, and during the periods, indicated therein. Since March 31, 1997, there has not been any change in the assets, liabilities, financial condition or operations of Seller from that reflected in its Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse. Except to the extent reflected or reserved against or noted in Financial Statements (including the Current Financial Statements), Seller had, as of such date, no material liabilities or obligations that would be required under GAAP to be included in the Financial Statements (including the Current Financial Statements), including without limitation tax liabilities, whether incurred in respect to or measured by Seller's income for any period prior to the date of such Current Financial Statements, or arising out of transactions entered into, or any set of facts existing prior thereto. To the best knowledge of Seller, there exists no basis for the assertion against Seller, the Business or the Chesapeake System, as of the date hereof or as of the date of the Current Financial Statements, of any material liability of any nature or in any amount not fully reflected or reserved against or noted in the Current Financial Statements. Seller acknowledges that Purchaser is relying on Seller's Current Financial Statements in connection with its determination that the transactions contemplated herein do not require a filing under the Hart-Scott-Rodino Antitrust Improvements Act based upon Seller's total assets, as reflected on the Current Financial Statements, totaling less than Ten Million Dollars ($10,000,000).

     e.  Taxes.   Seller has filed or obtained extensions for all required
         -----
         Federal, state and local tax returns. Each return or report is true and correct and all taxes, fees and other governmental charges reflected thereon have been paid or accrued. There is not and there will not be any liability for Federal, state or local income, sales, use, excise or other taxes arising out of, attributable to, or affecting the Purchased Assets or the conduct of the Business or the operation of the Chesapeake System through the Closing Date, or attributable to the conduct of the operations of Seller at any time prior to the Closing Date, which has not been fully paid or reserved for on the Current Balance Sheet. Seller is not presently under, nor has Seller received notice of any contemplated, investigation or audit by the Internal Revenue Service or any state, local or other agency concerning any fiscal year or period ended prior to the date hereof. Seller has never granted any waiver of any statute of limitations with respect to, or any extension of period for the assessment of, any taxes.

     f.  Proprietary Property.  Schedule 1(b). is a true, correct and complete
         --------------------   --------------
         list of all Proprietary Property of Seller. All of such Proprietary Property is (i) clean, merchantable and saleable or usable in the normal course of business; (ii) located at the Premises; and (iii) owned by Seller free and clear of any and all liens, claims, charges, encumbrances or security interests in favor of others.

     g.  Franchise Fee Notes .   Schedule 1(c) contains a true, correct and
         --------------------    -------------
         complete list of all Franchise Fee Notes, and except as set forth in
         Schedule 12.q.v., such Franchise Fee Notes reflect all unpaid franchise and license fees owed by franchisees as of the date hereof. All Franchise Fee Notes are valid obligations of the respective debtors without any claims, set-offs or defenses. Seller makes no warranty or representation regarding the collectibility of the Franchise Fee Notes.

     h.  Accounts Receivable.  Schedule 1(c) contains a true, substantially
         -------------------   -------------
         correct and complete list of all Accounts Receivable of Seller. All Accounts Receivable are valid obligations of the respective debtors. Seller makes no warranty or representation regarding the collectibility of the Accounts Receivable.

     i.  Purchased Assets.  The Purchased Assets are the sole property of
         ----------------
         Seller and in normal operating condition (ordinary wear and tear excepted), free from any defects, damages or malfunction. If any of the Purchased Assets are subject to a manufacturer's warranty or any service agreement, Seller shall assign such warranty or service agreement to Purchaser to the fullest extent permitted by the manufacturer or service provider. Any prepayment of such contracts shall be solely for the benefit of Purchaser.

     j.  No Violation.  The execution, delivery and performance of this
         ------------
         Agreement and the agreements contemplated in this Agreement do not and will not violate the provisions of (i) the Articles of Incorporation or Bylaws of Seller; (ii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which Seller or either of the Principals is a party or which is binding upon Seller or either of the Principals or any of its or their property or assets; or (iii) any law, regulation, judgment or order which is binding upon Seller or either of the Principals, or any of its or their property or assets.

     k.  No Breach.  Except as set forth on Schedule 12.p.ix and 12.q.viii.,
         ---------                          -------------------------------
         Seller is not is in breach of any, and has complied with and performed all obligations under each, contract or agreement regarding the Purchased Assets, in each case the breach of or noncompliance with which would be likely to have a material adverse effect on the Business. To Seller's knowledge, there is no basis for the assertion against Seller or the Purchased Assets of any liens, claims, charges, encumbrances, liabilities, debts or obligations, whether due or to become due, including but not limited to liabilities or obligations on account of taxes (including without limitation taxes arising out of this transaction) or other governmental charges which would adversely affect or cause a lien upon the Purchased Assets, or diminish the rights to be acquired by Purchaser pursuant to this Agreement.

     l.  Compliance with Laws.  Seller is, and has been at all times in the
         --------------------
         past, in material compliance with all laws, rules, ordinances, governmental regulations and orders of all governmental authorities and/or jurisdictions relating to the offer and sale of franchises and the servicing and operation of a franchise system. Seller is, and has been at all times during the immediately preceding two years, in material compliance with all other laws, rules, ordinances, governmental regulations and orders of all governmental authorities and/or jurisdictions applicable to the conduct of the Business. The laws, rules, ordinances, governmental regulations and orders described herein are hereinafter referred to, collectively, as the "Applicable Laws."

     m.  Consents and Approvals.  No consent or approval of any other party
         ----------------------
         (including without limitation any lending institution or any governmental authority, bureau or agency) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the agreements contemplated by this Agreement, other than consents or approvals which have been obtained and delivered to Purchaser.

     n.  Actions and Proceedings.  Except as disclosed on Schedule 12.n., there
         -----------------------                          --------------
         is no action, suit or proceeding pending or, to the knowledge of Seller and the Principals, threatened against or affecting Seller, the Principals, the Business or the Chesapeake System which would relate to or affect, directly or indirectly, the business of Seller or the Purchased Assets, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or which would have a material adverse effect on the Business, the Purchased Assets, or the Chesapeake System or prevent the sale, transfer and assignment of the Purchased Assets.

     o.  Proprietary Rights.
         ------------------

         i.    Attached hereto and made a part hereof as Schedule 12.o.i. is a
                                                         ----------------
               true, correct and complete list of all Marks and all Trademark Registration Rights with respect thereto, including (a) the jurisdictions, if any, by or in which such Marks are registered or for which an application has been filed, (b) the registration or application numbers, (c) the dates of any such registration or application and (d) the dates that any affidavits of use or renewals have been or are required to be filed. Except as disclosed on Schedule 12.o.i, the Marks listed in Schedule
                            ---------------                      --------
               12.o.i. constitute all of the trademarks, service marks, trade
               -------
               names, fictitious trade names, logos and slogans necessary for the conduct of the Business as it is currently being conducted and the operation of the Chesapeake System as it is currently being operated. Nothing herein or in Schedule 12.0.i. shall be
                                                     ----------------
               construed to limit the transfer of unregistered common law Marks and attendant goodwill, as provided in Paragraph 1.g. hereof, which transfer shall be effective without an express inventory of said common law Marks.

          ii.  Attached hereto and made a part hereof as Schedule 12.o.ii. is a
                                                         -----------------
               true, correct and complete list of all materials in which Seller claims Copyrights. None of such Copyrights are registered and no application for registration has been filed with respect thereto.
               The materials listed in Schedule 12.o.ii. constitute all of the
                                       -----------------
               Copyright materials necessary for the conduct of the Business as it is currently
               being conducted and the operation of the Chesapeake System as it is currently being operated.

         iii.  Attached hereto and made a part hereof as Schedule 12.o.iii. is
                                                         ------------------
               a true, correct and complete list, by name or other commonly-used description, of all Trade Secrets, There are no patents included within the Trade Secrets. The Trade Secrets listed on Schedule
                                                                      --------
               12.o.iii, constitute all of the Trade Secrets which are currently
               --------
               being used in the conduct of the Business as it is currently being conducted and the operation of the Chesapeake System as it is currently being operated.

          iv. Seller is the sole and exclusive owner of the Proprietary Rights, free and clear of all liens, claims and encumbrances. Except for the rights granted to franchisees or developers in the Franchise Agreements and Development Agreements, Seller has sole and exclusive rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, license and transfer the Proprietary Rights; has not granted any options or licenses or entered into any agreements of any kind relating to the Proprietary Rights or the marketing and distribution thereof; and the transfer to Purchaser, as contemplated herein, will not result in the loss or impairment of any Proprietary Right. All registrations and applications relating to the Proprietary Rights are standing in the name of Seller.

           v. Seller has not, as of and since the date upon which Seller acquired the Proprietary Rights, (i) filed or authorized the filing with the Assignment Division of the United States Patent and Trademark Office ("PTO") or similar foreign office of any lien, security interest or encumbrance against any registration or application identified in Schedules 12.o.i, ii or iii; (ii)
                                            ---------------------------
               authorized or filed any lien relating to Proprietary Rights under the UCC or any similar foreign statute; (iii) entered into any license, franchise or other agreement with respect to any of the Proprietary Rights with any third person (except for the Franchise Agreements listed on Schedule 1(d) and the Development
                                              -------------
               Agreements listed in Schedule 1(e)); (iii) otherwise transferred,
                                    -------------
               conveyed, sold, assigned, pledged, mortgaged, granted a security interest in or encumbered any of the Proprietary Rights, or (iv) entered into any settlement, consent, covenant not to sue or similar agreement with respect to any Proprietary Right.

          vi. Seller has not received any notice to the effect that it is not the sole owner of, or does not have the sole and exclusive right to use, the Proprietary Rights.

          vii. Except as disclosed on Schedules 12.o.i, ii. and iii, all
                                      ------------------------------
               registrations and applications for the items on Schedules
                                                               ---------
               12.o.i., ii. and iii. are subsisting and in good standing, and
               --------------------
               the Proprietary Rights are valid and enforceable and no act or omission has occurred which would adversely affect the validity or enforceability of any Proprietary Rights. Except as disclosed on Schedules 12.o.i, ii. and iii, Seller has taken all reasonable
                  -----------------------------
               measures to maintain and enforce the Proprietary Rights and to safeguard the secrecy of all Proprietary Rights which are considered to be confidential information or trade secrets.

        viii. Neither the conduct of the Business nor the operation of the Chesapeake System, nor the use of any of the Proprietary Rights therein, infringes upon, dilutes or constitutes an unauthorized use of any proprietary rights owned or controlled by any third party. Except as set forth in Schedule 12.n.. attached hereto,
                                             --------------
               there is no claim, suit, action or proceeding (a "Proprietary Right Claim") pending or, to the knowledge of Seller, threatened against Seller or against any Franchisee alleging that use of the Proprietary Rights by Seller or its Franchisees infringes upon, dilutes or constitutes an unauthorized use of the proprietary rights of any third person, or alleging that Seller does not have the valid right to use any Proprietary Right.

          ix.  Except as set forth in Schedule 12.n., to Seller's and the
                                      --------------
               Principals' knowledge, there are no existing infringements, dilutions or unauthorized uses by any third party of any of the Proprietary Rights, and Seller has no claim outstanding with respect to prior infringements, dilutions or unauthorized uses.

           x. There are no agreements which are included in, or relate to, the Proprietary Rights.

          xi. To Seller's knowledge, Seller currently licenses, or otherwise has the legal right to use, all computer software that is material to the conduct of the Business and the operation of the Chesapeake System and all such computer software is being so used in compliance with any applicable licenses.

         xii. No former or current officer, employee or agent has any claim against Seller in connection with such person's involvement in the conception and development of any Proprietary Rights and no such claim has been threatened or asserted. None of the current officers or employees of Seller have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by Seller in connection with the conduct of the Business or the operation of the Chesapeake System, which patents or applications have not been assigned to Seller, with such assignments duly recorded in the "PTO".

        xiii. The word Mark "Chesapeake Bagel Bakery" has (a) been in continuous use in interstate commerce as a service mark for restaurant services since as early as November 1, 1983; and (b) to Seller's knowledge, is registerable by Seller (and upon assignment of such Mark to Purchaser will be registerable by Purchaser) with the PTO on the Principal Register as a service mark in International Class 42 for restaurant and bakery services.

          xiv. All Franchise Agreements give Seller and its successors and assigns the right to control the quality of products and services sold under the Marks and Seller has diligently exercised such rights.

     p.  Franchise Agreements.
         --------------------

         i.    Schedule 1(d) hereto includes a correct and complete list of all
               -------------
               Franchise Agreements (including master Franchise Agreements, if any) and amendments or modifications thereto (oral or written) that are in effect and have not been terminated as of the date of this Agreement, indicating with respect to each

               Franchise Agreement (a) the name of the Franchisee, (b) the Chesapeake Restaurant number, (c) the Chesapeake Restaurant address and (d) the commencement and termination dates of the term of the Franchise Agreement.

        ii. There are no outstanding applications to enter into Franchise Agreements with Seller.

        iii.   Schedule 12.p.iii. hereto is a correct and complete list of (a)
               -----------------
               all addendums to Franchise Agreements or other agreements (verbal or written) (collectively the "Express Agreements") entered into between Seller and any Franchisee or other person or entity authorizing such person or entity to develop and/or operate one or more Express Chesapeake Restaurants ("Express Restaurants") indicating with respect to each Express Agreement (x) the name of the Franchisee, (y) the address and store number of the Express Restaurant and (z) the Franchise Agreement and the store location thereunder to which such Express Restaurant is associated; (b) the term commencement and termination date of each such Express Agreement and (c) all Express Restaurants opened as of the date hereof whether pursuant to a written agreement or otherwise and the locations thereof.

          iv.  Except as set forth on Schedule 12.p.iv., the forms of Franchise
                                      ----------------
               Agreements attached hereto as Exhibits "F-1" through "F-9"
                                             ----------------------------
               constitute all of the forms of franchise agreements used by Seller in connection with the sale of franchises since January 1, 1994. The forms of Franchise Agreements attached hereto as Exhibits "G -1" through "G-2" constitute all of the forms of
               -----------------------------
               express franchise agreements used by Seller in connection with the sale of express Chesapeake Restaurant franchises.

          v. Neither Seller nor either of the Principals has endeavored to induce any applicant or potential applicant for a Franchise Agreement to enter into a franchise agreement with any system other than the Chesapeake System.

         vi.   Schedule 12.p.vi. specifies each Franchisee that is a party to
               -----------------
               any Franchise Agreement that (a) is in financial default under such Franchise Agreement; (b) is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state or federal law, of which Seller has been notified; or (c) to Seller's knowledge, is otherwise in material violation of or default under any of the terms of its Franchise Agreement. Schedule 12.q.v. further
                                                 ----------------
               specifies the date and contents of each default and/or termination notice sent to any Franchisee since January 1, 1996 and the status of such default or termination notice.

         vii. Seller has and had, at all relevant times and in all material respects, the corporate power and authority and legal right to
               (i) enter into and carry out the terms of each Franchise Agreement; (ii) assign each Franchise Agreement to its successors in interest; and (iii) assign to Purchaser each Franchise Agreement without the consent of third parties (including without limitation Franchisees), free and clear of all mortgages, liens, security interests, pledges, guarantees, conditional sale agreements, claims, charges, restrictions, options, commitments, third party rights and other encumbrances.

        viii. Each Franchise Agreement, and all agreements, instruments and documents furnished pursuant to a Franchise Agreement comply in all material respects with all federal and state laws (and rules or regulations thereunder) and all orders, consents or decrees from any federal or state administrative or regulatory agency; to Seller's knowledge, each Franchise Agreement represents the legal, valid and binding obligation of the Franchisee thereunder, subject to any Franchisees' rights in bankruptcy, and is enforceable against such Franchisee in accordance with its terms.

          ix.  Except as set forth on Schedule 12.p.ix., no Franchise Agreement
                                      -----------------
               listed on Schedule 1(d) has been subordinated, assigned,
                         -------------
               rescinded, or terminated prior to its stated expiration date without being reinstated within 90 days of such subordination, assignment, rescission or termination; no provision regarding the calculation and payment of royalty fees in any Franchise Agreement has been waived, altered or modified in any material respect adverse to the franchisor thereunder; no right of rescission, set-off, counterclaim or defense in excess of One Thousand Dollars ($1,000.00) has been asserted or, to Seller's knowledge, threatened with respect to any Franchise Agreement; Seller is not in material violation of or in default under any term of any Franchise Agreement; and Seller has not waived any default by a Franchisee which would materially adversely affect any Franchise Agreement.

          x. No Franchise Agreement was originated in, or is subject to, the laws of any jurisdiction which would make the transfer and assignment of such Franchise Agreement unlawful. Within ten (10) days after the Closing Date all filings (including, without limitation, UCC filings) and notices that must be made by Seller in any relevant jurisdiction to transfer all right, title and interest of Seller in the Franchise Agreements to Purchaser will have been made.

          xi.  Seller does not own, lease or operate any Chesapeake Restaurants.

         xii. Franchisor currently requires all Franchisees to maintain insurance polices (the "Required Policies") with the coverage described on Schedule 12.p.xii. attached hereto and made a part
                            -----------------
               hereof. Based solely on information previously obtained from insurance brokers, the Franchisees listed on Schedule 12.p.xii
                                                            -----------------
               currently have the Required Policies in full force and effect and have named Seller as an additional insured thereunder.

        xiii.  Schedule 12.p.xiii attached hereto (and to be updated and
               ------------------
               supplemented as of the Closing) sets forth a complete list of (i) all rebates, marketing and advertising allowances received by Seller from suppliers, vendors or other persons (collectively "Suppliers") since January 1, 1996; and (ii) the last date through which all rebates, marketing and advertising allowances which are paid on a quarterly basis have been paid. Except as set forth in Schedule 12.p.xiii, all rebates received by Seller
                            ------------------
               prior to the date hereof from Suppliers have been contributed by Seller to the National

               Advertising Fund or have been paid directly from suppliers to Franchisees. No claim of any nature has been made by any Franchisee with respect to the application of such funds by Seller.

          xiv. Schedule 12.p.xiv. attached hereto sets forth a complete list of
               ------------------
               all Franchise Agreements under which restaurants have been opened and that have terminated by reason of the expiration of the term thereof or otherwise. Except as set forth in Schedule 12.p.xiv,
                                                             -----------------
               to Seller's knowledge, all Restaurants (the "Terminated Restaurants") formerly governed by such terminated Franchise Agreements are no longer operated as Chesapeake Restaurants; and to the knowledge of Seller the operators of the Terminated Restaurants (a) have ceased to use, by advertising or in any manner whatsoever, any Proprietary Rights or other features of the Chesapeake System, including, without limitation, recipes, menus, equipment, methods, procedures, and techniques associated with the Chesapeake System, in connection with the operation of the Terminated Restaurants; and (b) have made all changes, modifications or alterations to the Terminated Restaurant premises necessary to eliminate any interior and exterior design features, decor items, signage and other Trade Dress items
               associated with the Chesapeake System.   Except as set forth in
               Schedule 12.p.xiv. all Chesapeake Restaurants are operating
               ------------------
               pursuant to valid, binding and enforceable written Franchise Agreements.

     q.  Development Agreements.
         ----------------------

         i.    Schedule 1(e) hereto is a correct and complete list of all
               -------------
               Development Agreements and amendments thereto in effect as of the date of this Agreement, indicating with respect to each Development Agreement (a) the name of the Developer; (b) the territory in which the Developer is granted development rights and whether that territory is exclusive; (c) the number of Chesapeake Restaurants required to be developed pursuant to the Development Agreement; and (d) the date of such Development Agreement. Except as set forth on Schedule 1(e), all Development
                                                 -------------
               Agreements and amendments thereto or modifications thereof are in writing and there are no oral Development Agreements or oral modifications or amendments to any Development Agreements.

         ii. There are no outstanding applications to enter into Development Agreements with Seller.

         iii.  Except as set forth on Schedule 12.q.iii, All of the form
                                      -----------------
               Development Agreements used by Seller in the Business are attached to this Agreement as Exhibits "H-1" though "H-5".
                                             ---------------------------

         iv. Neither Seller nor either of the Principals has endeavored to induce any applicant or potential applicant for a Development Agreement to enter into a development agreement with any system other than the Chesapeake System.

         v.    Schedule 12.q.v. specifies each Developer that is a party to any
               ----------------
               Development Agreement that (i) is not in material compliance with the development schedule set forth in such Developer's Development Agreement; (ii) is otherwise in material violation or default of any of the terms of such Development Agreement; or (iii) is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state or federal law, of which Seller has been notified. Schedule 12.q.v. further specifies, with respect to each Developer that is in default under a Development Agreement, the date and contents of each default and/or termination notice, if any, sent to such Developer since January 1, 1996, and the status of such default or termination notice.

          vi. Seller has and had, at all relevant times and in all material respects, the corporate power and authority and legal right to
               (i) enter into and carry out the terms of each Development Agreement, (ii) assign each Development Agreement to its successors in interest, and (iii) assign to Purchaser each Development Agreement without the consent of third parties (including without limitation the Developers), free and clear of all mortgages, liens, security interests, pledges, guarantees, conditional sale agreements, claims, charges, restrictions, options, commitments, third party rights and other encumbrances.

         vii. Each Development Agreement complies in all material respects with all federal and state laws (and rules or regulations thereunder) and all orders, consents or decrees from any federal or state administrative or regulatory agency; to Seller's knowledge, each Development Agreement represents the legal, valid and binding obligation of the Developer thereunder, subject to any Developer's rights in bankruptcy, and is enforceable against such Developer in accordance with its terms.

         viii. Except as set forth on Schedule 12.q.viii., no development
                                      -------------------
               schedule in any Development Agreement listed on Schedule 1(e) has
                                                               -------------
               been waived, altered or modified in any respect; and Seller is not in material violation of or in material default under any term of a Development Agreement.
 .
         ix. No Development Agreement was originated in, or is subject to, the laws of any jurisdiction which would make the transfer and assignment of such Development Agreement unlawful. Within ten
               (10) days of the Closing Date all filings (including, without limitation, UCC filings) and notices that must be made by Seller in any relevant jurisdiction to transfer all right, title and interest of Seller in the Development Agreements to Purchaser will have been made.

     r.  National Advertising Fund.
         -------------------------

         i.    Schedule 12.r.i. attached hereto and made a part hereof, contains
               ----------------
               a correct and complete list of all accounts (the "Ad Fund Accounts") in which funds have been deposited as of the date of this Agreement. All assets of the National Advertising Fund are, as of the date of this Agreement, and shall be, as of the Closing Date, deposited in the Ad Fund Accounts. No monies, other than Franchisees' contributions to the National Advertising Fund and supplier rebates, marketing and advertising allowances have been deposited in the Ad Fund Accounts.

         ii. All contributions to the National Advertising Fund made by Franchisees, Suppliers or any other person or entity have been deposited in the Ad Fund Accounts and used solely for purposes of marketing and advertising Chesapeake Restaurants on behalf, and for the benefit, of all of the Franchisees.

         iii. Seller has neither possession of nor control over any other funds contributed by Franchisees, Suppliers or any other person or entity for advertising purposes (national or regional), except the funds in the Ad Fund Accounts. Seller has not collected and is not currently holding any fees designated for use in any advertising program whether related to the National Advertising Fund or otherwise.

         iv. Seller has operated and administered the National Advertising Fund in material compliance with laws, rules and regulations applicable thereto and in accordance with its fiduciary and legal responsibilities established in any governing documents of the National Advertising Fund and in any other agreements or understandings entered into with franchisees, suppliers, vendors or others in connection therewith. As of the date hereof the National Advertising Fund has no material liabilities or obligations (other than trade payables) of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities. To Seller's knowledge, there exists no basis for the assertion against the National Advertising Fund, as of the date hereof or as of the Closing Date, of any material liability of any nature or in any amount.

     s.  Regional Cooperatives.  Schedule 12.s.  attached hereto contains a
         ---------------------   ---------------
         complete and correct list of all regional advertising cooperatives currently in existence and the addresses and owners of the Chesapeake Restaurants that participate in each such cooperative.

     t.  Franchise Matters/UFOC.
         ----------------------

         i.    Schedule 12.t.i. sets forth a true and complete list of (a) all
               ----------------
               states in which Seller is, as of the date of this Agreement, registered to sell Chesapeake Bagel Bakery franchises; (b) all states in which Seller has received an official notice from the appropriate state officials that Seller's offer to sell and the sale of its franchises are exempt from the registration provisions of such jurisdiction's franchise registration law; and
               (c) all other states in which Seller has offered to sell or has sold its franchises based upon a claimed exemption from the registration provisions of such state's applicable franchise registration laws. True and correct copies of all notices of registrations and all notices of exemption, as described in clauses (a) and (b) above, have been furnished to Purchaser, and such registration and exemption notices are in full force and effect as of the date hereof except as set forth in Schedule
                                                                   --------
               12.t.i..
               -------

         ii. Seller has delivered to Purchaser true and correct copies of Seller's Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with the offers to sell and the sales of its franchises. The UFOCS, and all UFOC's heretofore used by Seller (a) comply in all material respects with all applicable federal and state laws and regulations pertaining to offers to sell and the sale of franchises, including, without limitation the Federal Trade Commission's

               Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures", 16 C.F.R. (S)436; and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     u.  Material Agreements.  Except as disclosed in Schedule 12.u. attached
         -------------------                          --------------
         hereto, and except as set forth below, neither Seller nor the Business is a party to (in its own name or as successor in interest), or bound by, any written or oral (i) contract or commitment involving any profit sharing, pension, bonus, percentage compensation, stock option or warrants, sick pay, vacation pay, severance pay, health care or other "fringe benefit" arrangement which shall be binding upon or assumed by Purchaser after the Closing; (ii) lease or sublease with respect to any property real, personal or mixed, in which Seller, the Business or the Chesapeake System is involved as either lessor, lessee, sublessor or sublessee; (iii) contract or commitment involving an obligation of Seller, the Business or the Chesapeake System of more than Ten Thousand Dollars ($10,000.00) during any twelve (12) month period; (iv) contract or commitment under which Seller has assumed, guaranteed, endorsed or otherwise become liable in connection with the obligation of any person, firm or corporation; (v) contract or commitment involving any loan or financing arrangement; (vi) barter or other trade or exchange arrangement; (vii) contract or other arrangement or understanding not included above which (1) was not made in the ordinary course of the business; or (2) is material to the operation of the business; or
         (viii) contract with any labor union.

         Unless specifically assumed by Purchaser hereunder, no such obligations shall be binding upon Purchaser nor shall they create any lien, claim or encumbrance against the Purchased Assets as a result of the consummation of the transactions described herein.

     v.  Records.  At Closing, Seller will deliver to Purchaser (as part of the
         -------
         delivery of its computer systems and computers), a true, correct and complete copy of all electronic and written records relating to its Franchisees, Developers and Suppliers.

     w.  Licenses.  Schedule 12.w. attached hereto and made a part hereof
         --------   --------------
         contains a complete listing of all governmental or regulatory licenses, permits and authorizations held by Seller (collectively, the "Licenses"). The Licenses are all in full force and effect and constitute all of the Licenses necessary to conduct the Business as it is now being conducted and operate the Chesapeake System as it is now being operated, and none of such Licenses will be impaired as a result of the transactions contemplated by this Agreement. Seller has not received any notice to the effect that it is not in compliance with, or that it is in violation of, any such Licenses and to Seller's knowledge there are not currently existing circumstances that are likely to result in a failure of Seller to comply with, or in a violation by Seller of, any such Licenses.

     x.  Employees and Labor Matters.    Schedule 12.x. attached hereto and made
         ---------------------------     --------------
         a part hereof is a list of (i) all employees (part-time and full-time) of Seller; (ii) the rate of compensation payable to each such employee; and (iii) the accrued vacation pay and other severance benefits to be paid by Seller to each employee listed on Schedule 12.x. Except as set
                                                   --------------
         forth on Schedule 12.x., Seller has made no promise or commitment,
                  --------------
         whether oral or in writing, to increase any employee's compensation or grant any bonus to any employee.

         Seller is not a party to nor has any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of its employees. Seller is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees. There is not now any formal organization activity among any of the employees of Seller, nor, within the preceding two (2) years, has Seller been charged with, or received notice of any threatened action with respect to, any unfair labor practice.

         Seller has reasonably satisfactory labor relations with its employees, has not, within the preceding two (2) years, experienced a material labor dispute and, in its reasonable opinion, employs or retains sufficient qualified personnel for the efficient conduct of all existing operations.

         Seller has complied in all material respects with all applicable federal and state laws and regulations concerning the employer/employee relationship and with all of its respective agreements relating to the employment of its employees, including without limitation provisions thereof relating to wages, bonuses, hours of work and payment of Social Security and other withholding taxes.

     y.  Interest in Franchisees, Developers, Suppliers, Chesapeake Restaurants
         ----------------------------------------------------------------------
         and Competitors. Other than Almike, neither Seller nor any Principal
         ---------------
         nor any Principal's spouse or immediate family members, nor to the best knowledge and belief of Seller and each Principal, any officer, director or employee of any Seller or any spouse or other relative of any of them, has any direct or indirect interest in any franchisee, developer, supplier or competitor of Seller or in any Chesapeake Restaurant or any person from whom or to whom Seller leases any real or personal property, or in any other person with whom Seller is doing business, whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations which does not exceed one percent (1%) of the issued and outstanding stock of any such corporation.

     z.  Benefit Plans.  The employee benefit plans and agreements described on
         -------------
         Schedule 12.z. attached hereto and made a part hereof are the only
         --------------
         employee benefit plans and agreements maintained by Seller for the benefit of its shareholders, officers, directors, employees or independent contractors, including without limitation (i) any affirmative action plans or programs; (ii) current and deferred compensation, pension, profit sharing, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits and other employee benefit plans (as defined in Title I, Subtitle A,
         Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) for such shareholders, employees, directors, agents and independent contractors; and (iii) the medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits for such shareholders, employees, directors, agents and independent contractors, including any split-dollar life insurance policies, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as "Benefit Programs and Employment Policies." Except as disclosed on Schedule 12.z., there are no contributions or payments due
                      --------------
         with respect to any of the Benefit Programs and Employment Policies. Except as disclosed on Schedule 12.z., Seller and each Benefit Program
                                ---------------
         and Employment Policy are or will be, within the time permitted by law, in compliance, in all material respects, with the provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") applicable to it. No Benefit Program or Employment Policy which is subject to the minimum funding standards of ERISA or the Code, if any, has incurred any material accumulated funding deficiency within the meaning of ERISA or the Code. Seller has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Benefit Program or Employment Policy which is subject to Title IV of ERISA, if any. Except as disclosed on Schedule 12.z., the assets of each Benefit Program and
                         --------------
         Employment Policy that are subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Benefit Program or Employment Policy which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Benefit Program or Employment Policy terminated, and are also sufficient to provide all other benefits due under the Benefit Program or Employment Policy. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Benefit Program or Employment Policy covered by ERISA.

         Seller has not failed at any time, within the past two (2) years, to provide to the extent required by law, continuation coverage with respect to group health coverage to any former employee under the Consolidated Omnibus Budget Reconciliation Act of 1985, or any laws of any state to which Seller is subject.

    aa.  Environmental Compliance.
         ------------------------

         i. Seller is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of Seller.

         ii. Seller has not received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
               (1986); nor has Seller received any notification that any hazardous waste, as defined by 42 U.S.C. (S)9601(14), any "pollutant or contaminant" as defined by 42 U.S.C (S)9601(33) and any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

         iii. Seller has not, in the conduct of the Business, handled, processed, stored or disposed of Hazardous Substances; in the course of its activities, Seller has not generated, nor is it generating, any hazardous waste; there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances by Seller on, upon, or into any property used by it, which releases would have a material adverse effect on the value of such property.

    bb.  Further Assurances.  Seller shall, at any time and from time to time
         ------------------
         after the date of this Agreement, upon the reasonable request of Purchaser, and the Principals shall cause Seller to, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents as may be required to confirm (i) the title of the Purchased Assets sold, transferred and assigned to Purchaser; (ii) the possession by Purchaser of the property hereby purchased by it; and (iii) the right of Purchaser to conduct the Business.

    cc.  Brokers and Finders.  Other than Wheat First Butcher Singer, who has
         -------------------
         been employed by Seller, neither Seller nor any Principal has employed any investment banker, broker, agent or finder or incurred any liability for any investment banking fees, brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

    dd.  Equipment Lessors.  Purchaser shall have no liability to any lessor of
         -----------------
         equipment for acts or events, including without limitation any damage to such items, occurring prior to the Closing Date or, except for Assumed Agreements, after the Closing Date.

    ee.  No Material Adverse Changes.  Except as set forth on Schedule 12.ee.
         ---------------------------                          ---------------
         attached hereto, since January 1, 1997, there has not been (i) any transaction or transactions by Seller which, either individually or in the aggregate, are materially adverse; (ii) any change in the financial condition, operations, properties or assets of the Business or the Chesapeake System, except changes in the ordinary course of business, none of which have been, individually or in the aggregate, materially adverse; (iii) any damage or destruction to, or loss of, any material assets of Seller; (iv) any mortgage, pledge, grant of a security interest or other encumbrance of any tangible assets of Seller; (v) with respect to Seller, any material contract canceled or any notice received with respect to any such contract terminating or threatening termination of any such contract; or (vii) any material adverse change in the gross sales or gross profits of Seller.

    ff.  Products Liability and Warranties.  There are no product liability,
         ---------------------------------
         warranty claims or other claims existing or, to the best knowledge and belief of Seller and the Principals, threatened against Seller which relate to the products sold or distributed by Seller or, to the best knowledge of Seller and the Principals, any Franchisees.

    gg.  Suppliers.    Schedule  12.gg. attached hereto and made a part hereof
         ---------     ----------------
         sets forth a true, correct and complete list of each Supplier who has furnished Proprietary Property or other merchandise to Seller or, to the knowledge of Seller, the Franchisees at any time since January 1, 1996. Except as set forth on Schedule 12.gg., no Supplier is a sole
                                               ------
         source of supply of any good or service used by Seller or, to Seller's knowledge, the Franchisees. None of the Suppliers has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate its relationship with Seller or, to Seller's knowledge, any Franchisee, since January 1, 1996, decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to Seller or, to Seller's knowledge any Franchisees. Except as set forth on Schedule 12.gg., Seller has no list of approved suppliers (i.e.
            ---------------
         suppliers endorsed by Seller for use by Franchisees) or designated suppliers (i.e. suppliers required to be used by Franchisees for the purchase of certain designated items).

    hh.  Disclosure.  No representation or warranty by Seller or by any of the
         ----------
         Principals contained in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished by or on behalf of Seller or such Principal pursuant to this Agreement, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

    ii.  Exhibits.  All Exhibits prepared by or on behalf of Seller and the
         --------
         Principals are attached hereto and made a part hereof and are true, correct and complete. Seller and the Principals have delivered to Purchaser, prior to the date hereof, a true, correct and complete copy of all Exhibits (and attachments thereto) required to be delivered by them pursuant to this Agreement.

    jj.  Knowledge of Seller.  Whenever used herein, the term "knowledge of
         -------------------
         Seller" or "Seller's knowledge" shall be deemed to include the knowledge of each Principal, David Lavine, David Fox, and each employee of Seller.

    13.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby
         -------------------------------------------
represents and warrants as follows, which representations, warranties and covenants set forth herein shall be true and correct on the Closing Date and shall survive the consummation of the transactions hereunder for the period described in Paragraph 20.e. below:

     a.  Organization and Good Standing.  Purchaser is a corporation duly
         ------------------------------
         organized, validly existing and in good standing under the laws of the State of Minnesota.

     b.  Corporate Authority.  Purchaser has taken all necessary corporate
         -------------------
         action to authorize the execution, delivery and performance of the Transaction Documents to which Purchaser is a party, and Purchaser has the power to make, deliver and perform Purchaser's obligations under the Transaction Documents.

     c.  Enforceability.  The Transaction Documents, when executed, will
         --------------
         constitute the valid obligation of Purchaser, legally binding upon it and enforceable against it in accordance with their respective terms.

     d.  Consents.  No consent or approval of any other party, including, but
         --------
         not limited to, any lending institution or any governmental authority, bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement which has not been obtained.

     e.  Officer Authority.  The undersigned officers of Purchaser are duly
         -----------------
         authorized and empowered to execute and attest the Transaction Documents for and on behalf of the Corporation.

     f.  No Violation.  The execution, delivery, and performance of the
         ------------
         Transaction Documents will not violate the provisions of (i) Purchaser's articles of incorporation or by-laws, (ii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which Purchaser is a party or which is binding upon Purchaser or any of its property or assets; or (iii) any law, regulation, judgment or order which is binding upon Purchaser or any of its property or assets.

     g.  Disclosure.  No representation or warranty by Purchaser contained in
         ----------
         this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Purchaser pursuant to this Agreement, nor any document or certificate delivered to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     h.  Purchaser's Due Diligence.  At the Closing, Purchaser shall have
         -------------------------
         delivered to Seller a certificate (the "Due Diligence Certificate") to the effect that: (i) Purchaser and its employees, agents and accounting and legal representatives have been afforded reasonable access to the books, records, key personnel, facilities and other things reasonably related to the Purchased Assets and the Business; (ii) Purchaser and its employees, agents and accounting and legal representatives have been given a reasonable opportunity to ask questions relating to the Purchased Assets and the Business and to receive answers thereto; (iii) Purchaser has completed its business, accounting and legal due diligence review of the Purchased Assets and the Business; and (iv) in completing the transactions contemplated in accordance with this Agreement, Purchaser has not and is not relying on representations and warranties of Seller which are not expressly stated in this Agreement; provided, however, that notwithstanding the investigation conducted by Purchaser and any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation, Purchaser has the right to rely upon the representations, warranties, covenants and agreements of Seller and Principals contained in this Agreement except to the extent that (i) Purchaser had, prior to Closing, actual knowledge of Seller's and the Principals' breach of any such representation or warranty; (ii) neither Seller nor either of the Principals had knowledge of such breach ; and (iii) Purchaser intentionally withheld such knowledge from Seller and the Principals. For purposes of the foregoing, (i) Purchaser's knowledge shall be deemed to include the knowledge of only Kenneth S. Kaplan, Gregg Kaplan and Ed Odmark, and (ii) Seller's knowledge shall be deemed to include the knowledge of the persons named in Section 12.kk. hereof.

     i.  Nondisparagement.  Purchaser will not make, and will use its reasonable
         ----------------
         efforts to prevent its officers, directors, employees or agents from making, any statement that disparages or reflects adversely upon or impugns the Principals or Seller or any of Seller's officers, directors or employees, except for factual disclosures made in connection with any claims of third parties or legal proceedings. In addition, Purchaser will not advise, and will use its reasonable efforts to prevent its officers, directors, employees or agents from advising, any franchisee or other third party to assert any claim against Seller of the Principals or suggest that Seller or the Principals have assets which may be available to satisfy the claims of franchisees or other third parties, except for factual disclosures made in connection with any claims of third parties or legal proceedings.

    14.  COMPLIANCE WITH THE BULK TRANSFER PROVISIONS OF THE UNIFORM
         -----------------------------------------------------------
COMMERCIAL CODE. Seller and Purchaser hereby acknowledge and agree that, to
---------------
expedite the closing of the transactions pursuant to this Agreement, Purchaser shall be under no obligation to comply with any applicable Bulk Transfer provisions of the Uniform Commercial Code as adopted in the states of Maryland and Virginia. Seller shall pay all of its accounts payable and Seller and Principals shall, jointly and severally, indemnify and hold harmless Purchaser, upon demand, from and against any and all liability incurred by Purchaser by reason of Seller's failure to pay any accounts payable or by reason of the failure of Purchaser to conform to the requirements of such Bulk

Transfer provisions. Seller and the Principals acknowledge that the representations and covenants made herein have been made with the express purpose of inducing Purchaser to waive compliance with such Bulk Transfer provisions.

    15.  PRE-CLOSING COVENANTS REGARDING SELLER.  Seller and each Principal
         --------------------------------------
covenant that between the date hereof and the Closing, Seller shall, and each such Principal shall cause Seller to:

     a.  Conduct of Business/Operation of Chesapeake System.  Carry on the
         --------------------------------------------------
         Business and operate the Chesapeake System in the ordinary course in substantially the same manner as they were carried on and operated prior to the execution of this Agreement (including, without limitation, operating in accordance with current budgets, expansion plans, capital expenditure plans and the like and retaining and handling all cash and cash equivalents in a manner consistent with prior practices) and, to the extent consistent therewith, use all reasonable efforts, in good faith, to preserve its relationship with franchisees, developers, suppliers and others having business dealings with it to the end that such Business, as a going concern, and the Chesapeake System shall be unimpaired at the Closing;

     b.  Obligations.  Perform all of its obligations under all agreements,
         -----------
         contracts and instruments relating to or affecting the Purchased Assets, Business or the Chesapeake System;

     c.  Compliance.  Comply in all material respects with all Applicable Laws;
         ----------

     d.  Other Agreements.  Not  enter  into or assume any agreement, contract
         ----------------
         or commitment disposing of or altering any of the Purchased Assets or the ability of Seller to convey same;

     e.  Maintain Property.  Maintain, at its sole expense, all of its property
         -----------------
         in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

     f.  No Contracts or Commitments.  Not enter into any contract relating to
         ---------------------------
         the Business or the Chesapeake System extending beyond the date of the Closing without Purchaser's written approval, including without limitation Franchise Agreements and Development Agreements;

     g.  No Borrowings.  Not assume, guarantee, endorse or otherwise become
         -------------
         responsible, directly or indirectly, for the obligations of any other individual, firm or corporation, except as may be approved in writing by Purchaser;

     h.  Compensation and Bonuses.  Not increase the formula in the
         ------------------------
         compensation payable or to become payable to any officers, or make any bonus payment or arrangement to or with any officer, except for the formula as existed during Seller's last fiscal or calendar year;

     i.  Maintain Books.  Continue to maintain its books of account and records
         --------------
         in the usual, regular and ordinary manner;

     j.  Distributions.  Make no distributions of cash or other property (other
         -------------
         than to pay normal operating expenses or income tax liabilities of the Principals attributable to the inclusion in their taxable income of the taxable income of Seller ) to the Principals or any other party without the prior written consent of Purchaser;

     k.  Maintain Insurance.  Maintain insurance upon all its properties and
         ------------------
         with respect to the conduct of its business in at least such amounts and of such kinds as were maintained as of the date of this Agreement;

     l.  No Sale of Assets.  Not sell, dispose of or encumber, directly or
         -----------------
         indirectly, any of its assets or engage in any activity or transaction, except in the ordinary course of business;

     m.  No Mortgages.  Not subject any of its assets to any mortgage, pledge or
         ------------
         lien;

     n.  No Modification of Contracts.  Not modify, amend, cancel or terminate
         ----------------------------
         any existing agreement or arrangement relating to its business, except in the ordinary course of its business and not enter into any transaction involving the exchange of ownership of any retail units operated by Franchisees for retail units currently operated by any other entity or under any other name;

     o.  Litigation, Etc.  Promptly notify Purchaser in writing of any
         ----------------
         judgments, orders or decrees entered or any suits, actions, claims, administrative proceedings or labor negotiations instituted, threatened or asserted by or against Seller, after the date of this Agreement and before the Closing, which have or may reasonably be expected to have a materially adverse effect on Seller or Purchased Assets; and

     p.  Notice of Changes.  Promptly advise Purchaser in writing of any
         -----------------
         material adverse change in the financial condition, operation, business, properties or prospects of Seller relative to the Purchased Assets, the Business, the Chesapeake System.

    16.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.  The following shall
         ------------------------------------------------
constitute conditions precedent to Purchaser's obligations to consummate the transactions contemplated herein, and the failure of any such condition to be satisfied within thirty (30) days of the date of this Agreement shall give Purchaser the option of terminating this Agreement:

     a.  Representations and Warranties.  The representations and warranties of
         ------------------------------
         Seller and the Principals contained herein shall be true and correct in all material respects as of Closing; Seller and the Principals shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by them at or prior to Closing; and, Seller and the Principals shall have delivered to Purchaser a certificate to such effect.

     b.  Legal Opinion.  Purchaser shall have received the favorable legal
         -------------
         opinion of Dickstein Shapiro Morin & Oshinsky LLP, counsel for Seller and the Principals, dated as of the Closing Date, in substantially the form attached hereto as Exhibit "I".
                                 -----------

     c.  Absence of Changes.  Since the date of this Agreement there shall not
         ------------------
         have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Seller.

     d.  Approvals. All actions, proceedings, instruments and documents required
         ---------
         to carry out this Agreement, or incidental thereto, and all other related legal matters, shall have been approved by counsel for Purchaser, which approval shall not be unreasonably withheld.

     e.  Actions.  No action, suit or proceeding shall have been instituted
         -------
         before a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the satisfaction of Purchaser.

     f.  Agreements.  Seller and each Principal shall have entered into the Non-
         ----------
         Competition and Confidentiality Agreement.

     g.  Consents.  Purchaser shall have received written consents to the
         --------
         transfer or assignment to Purchaser of the two agreements referred to in Section 1(f).

     h.  Employees.  Seller shall have terminated the employment of those of its
         ---------
         employees designated by Purchaser at the Closing whom Purchaser intends to hire following the Closing on a permanent or temporary basis; provided, however, that nothing herein shall be construed to grant any employee of Seller any right to employment by Purchaser.

     i.  Consulting Agreements.  Each of  Manstof, Robinson and David Lavine
         ---------------------
         shall have executed and delivered a Consulting Agreement.

     j.  Release of Liens.  All liens and encumbrances listed on Schedule 12.b.
         ----------------                                        --------------
         shall have been satisfied in full and released (except for liens on equipment which is not part of the Purchased Assets).

     k.  Franchise and Development Agreements.  Seller and Almike and, where
         ------------------------------------
         indicated, Purchaser shall have entered into the following Agreements (the "Almike Agreements"):

         i. Seller's standard franchise agreement for each of the eight (8) Chesapeake Restaurants currently operated by the Principals, as well as the Washington National Airport location contemplated to be opened in July 1997 (collectively the "Existing Almike Units"), in the form of Exhibit L attached hereto and made a part
                                       ---------
               hereof granting to Almike the right to operate each of the Existing Almike Units as Chesapeake Restaurants for a period of ten (10) years from the Closing Date on the terms and conditions set forth therein. Such franchise agreement shall be transferred to Purchaser as part of the Purchased Assets simultaneously with the closing of the transactions contemplated herein. Such franchise agreement shall contain a provision requiring Almike to enter into, within thirty (30) days of receipt of notice from Purchaser, the standard franchise agreement to be developed by Purchaser after the Closing for the Franchisees so long as the term and the economic provisions thereof are not changed.

         ii. Seller's standard development agreement granting to Almike the right to develop ten (10) additional Chesapeake Restaurants in the Washington, D.C. designated market area by December 15, 2002 in the form of Exhibit M attached hereto and made a part hereof.
                               ---------
               Such development agreement shall be transferred to Purchaser as part of the Purchased Assets simultaneously with the closing of the transactions contemplated herein. Such development agreement shall contain a provision requiring Almike to enter into, within thirty (30) days of the receipt of notice from Purchaser, the standard development agreement to be prepared by Purchaser after the

               Closing for development of Chesapeake Restaurants so long as the term and the economic provisions thereof are not changed.

         iii. An agreement acknowledging that the Principals and Almike have no rights in or to the Proprietary Rights and quitclaiming to Purchaser any rights therein that they may have acquired. Such agreement shall be transferred to Purchase as part of the Purchased Assets simultaneously with the closing of the transactions contemplated herein.

         iv. An agreement between Almike, Principals and Purchaser permitting Purchaser to use, at no cost to Purchaser, up to three (3) of the Existing Almike Units designated by Purchaser in its sole discretion, for the purposes of training new Franchisees for a period of six (6) months following the Closing.

     l.  Peru Development Agreement.  Seller shall have terminated the Peru
         --------------------------
         Development Agreement as provided in Paragraph 7.e. and shall have received a consent to such termination and a release from the developer thereunder.

    17.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.  The following shall
         ----------------------------------------------
constitute conditions precedent to each Seller's obligations to consummate the transactions contemplated herein, and the failure of any such condition to be satisfied within thirty (30) days of the date hereof shall give Seller the option of terminating this Agreement (which shall result in termination of this Agreement in full):

     a.  Representations and Warranties.  The representations and warranties of
         ------------------------------
         Purchaser contained herein shall be true and correct in all material respects as of Closing; Purchaser shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by it; and, Purchaser shall have delivered to Seller a certificate to such effect.

     b.  Legal Opinion.  Seller shall have received the favorable legal opinion
         -------------
         of Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., counsel for Purchaser, dated as of the Closing Date, in substantially the form attached hereto as Exhibit "J".
                            -----------

     c.  Approvals. All actions, proceedings, instruments and documents required
         ---------
         to carry out this Agreement, or incidental thereto, and all other related legal matters, shall have been approved by counsel for Seller, which approval shall not be unreasonably withheld.

     d.  Actions.  No action, suit or proceeding shall have been instituted
         -------
         before a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the satisfaction of Seller.

     e.  Almike Agreements.  Purchaser, Seller, Principals (where required) and
         -----------------
         Almike shall have entered into the Almike Agreements.

     f.  Due Diligence Certificate.  Purchaser shall have delivered the Due
         -------------------------
         Diligence Certificate described in Paragraph 13.h.

    18.  DOCUMENTS DELIVERED AT CLOSING.  Execution and delivery  of the
         ------------------------------
following documents shall also be conditions precedent to Closing:

     a.  a Bill of Sale and Assignment substantially in the form of Exhibit "K"
                                                                   -----------
         attached hereto and made a part hereof (the "Bill of Sale and Assignment");

     b. an assignment of each of the Marks, Trademark Registration Rights, Copyrights, Copyright Registration Rights and any other Proprietary Rights for which Purchaser shall request a separate assignment, together with the good will associated therewith (the "Proprietary Right Assignments");

     c. the Non-Competition and Confidentiality Agreements and the Consulting Agreements;

     d.  the License Agreement;

     e.  the Escrow Agreement;

     f.  the Almike Agreements;

     g.  the Due Diligence Certificate;

     h. an Assignment and Assumption Agreement with respect to each of the Franchise Agreements, Development Agreements, Assumed Contracts and with respect to any other material contract or liability being assumed by Purchaser hereunder (the "Contract Assignments");

     i. the Certificate of the Secretary of Purchaser and the Secretary of Seller, respectively, certifying as true and correct a copy of the Articles of Incorporation, By-Laws (and all amendments thereto) and of resolutions approving the transactions contemplated by this Agreement dated as of the Closing Date ;

     j. a certificate of good standing as to Purchaser and Seller issued not more than fifteen (15) days prior to the Closing Date by the Secretary of State of the state of its incorporation;

     k. the "bring down" certificates described in Paragraphs 16.a and 17.a. hereof;

     l.  the legal opinions described in Paragraphs 16.b. and 17.b. hereof;

     m.  the Assignment of Fund Assets described in Paragraph 7.d. hereof.

     n. such other documents as shall be necessary to evidence compliance by Seller, the Principals and Purchaser with the terms and conditions set forth in this Agreement.

As used in this Agreement, "Transaction Documents" means, collectively, this Agreement, the Bill of Sale and Assignment, the Non-Competition and Confidentiality Agreements, the Consulting Agreements, the License Agreement, the Escrow Agreement, the Proprietary Right Assignments, the Almike Agreements and the Contract Assignments.

    19.  INDEMNIFICATION BY SELLER AND PRINCIPALS.
         ----------------------------------------

     a.  General.   Subject to the limitations set forth herein, Seller and each
         -------
         of the Principals hereby, jointly and severally, agree to indemnify, defend and hold harmless Purchaser, on demand, from and against any and all Losses (as hereinafter defined) arising out of or due to:

         i. a breach of, or material inaccuracy in, any representation or warranty made by them, or any of them, and contained in this Agreement or in any certificate, document or instrument delivered to Purchaser pursuant hereto, or any nonfulfillment of any covenant made by them, or any of them, contained herein (including, but not limited to, the covenants and indemnities in Paragraph 7.d. relating to the National Advertising Fund) or any certificate, document, or instrument delivered to Purchaser pursuant hereto;

         ii. any and all taxes (local, State or Federal) owed by Seller relative to the Purchased Assets, the Business, or the Chesapeake System for any period prior to the Closing Date;

         iii. any liability, debt, obligation, account payable, contract or agreement of Seller not specifically assumed by Purchaser pursuant to Paragraph 5 or 7.e. hereof;

         v. any act, claim, omission, transaction, circumstance, state of facts or other condition which existed, occurred or arises out of Seller's conduct of the Business prior to the Closing Date, whether or not then known, due or payable and whether or not covered by any warranty, representation or covenant contained herein except to the extent expressly assumed by Purchaser pursuant to the terms of this Agreement;

         vi. any claim for severance or vacation pay accruing by employees of Seller or any claims relating to any employee benefits attributable to service performed prior to the Closing; and

         vii. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     b.  Claims Basket.  Subject to subparagraph d. below, Seller and Principals
         -------------
         shall not be responsible for any Losses arising under this Paragraph for which Purchaser would otherwise be entitled to indemnification hereunder unless and until the aggregate of such Losses exceeds $50,000, and then only to the extent of such excess.

     c.  Limitation on Personal Liability.  Subject to subparagraph d. below, in
         --------------------------------
         no event shall the aggregate liability of each Principal to Purchaser for indemnification hereunder or for any other matter arising under this Agreement exceed the sum of (i) Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000), plus (ii) fifty percent (50%) of any amounts paid by Purchaser pursuant to the Purchase Price adjustment provisions of Section 4.b. hereof, plus (iii) fifty percent (50%) of any amounts distributed to Seller or the Principals pursuant to the Escrow Agreement. In addition, Purchaser shall not seek indemnification for any Loss unless or until the Escrow Funds shall be inadequate to cover such claim or if the Escrow shall be terminated.

     d.  Exclusions from Claims Basket.  Nothing contained in this Agreement
         -----------------------------
         shall relieve Seller or Principals of any liability or limit any liability they may have on account of (i) common law fraud or purposeful misrepresentation in connection with the making of any representation or warranty contained in this Agreement, if such representation or warranty is untrue in any material respect; (ii) any pending litigation and any other claim or litigation arising out of Seller's relationship with a Franchisee; (iii) any claims of suppliers or vendors; (iv) any claims relating to personal injuries suffered by employees or others on the premises of a Franchisee; and (v) any tax related liabilities.

     e.  Offset.  In the event that any Loss shall arise for which Purchaser
         ------
         shall be entitled to indemnification and if the Escrow shall, in Purchaser's reasonable judgment, be inadequate to cover such claim or if the Escrow shall be terminated, then Purchaser, after compliance with the notification provisions set forth below and the failure of Sellers or Principals to make indemnification within such time period, may offset such amounts against amounts due and payable pursuant to any other obligations due to Sellers or Principals.

     f.  Survival.  The obligation to indemnify contained herein shall survive
         --------
         the Closing for a period of five (5) years. Thereafter, the representations and warranties of Seller and Principals contained in Paragraph 12 herein and in any certificate executed by them in connection with this Agreement shall terminate and expire.

     g.  Losses. The term "Loss" or Losses" shall mean any and all damages,
         ------
         losses, liabilities, deficiencies, judgments, penalties, fines, costs and expenses, including but not limited to, reasonable attorneys' fees. For purposes of determining the amount of Loss and whether a Loss or Losses individually or in the aggregate exceed the limitation amounts set forth in subparagraphs b. and c. of this Paragraph 19, Losses shall be determined after giving effect to (i) any net federal or state tax benefit obtained or received by Purchaser as a result of Purchaser's incurring the Loss and (ii) any other third party reimbursements or other payments actually received with respect to such Losses.

    20.  INDEMNIFICATION BY PURCHASER.
         ----------------------------

     a.  General.   Purchaser hereby agrees to indemnify, defend and hold
         -------
         harmless Seller and the Principals from and against any and all Losses (as hereinafter defined)arising out of or due to:

         i. A breach of, or inaccuracy in, any representation, warranty or covenant made by Purchaser contained in this Agreement;

         ii. any failure by Purchaser to perform or satisfy (x) its obligations arising after the Closing pursuant to any Assumed Contracts, Franchise Agreements or Development Agreements, or (y) any other obligations of Seller specifically assumed, in writing, by Purchaser herein; and

         iii. any act, claim, omission, transaction, circumstance, state of facts or other condition which arises out of Purchaser's conduct of the Business after the Closing Date, whether or not covered by any warranty, representation or covenant contained herein.

     b.  Claims Basket.  Subject to subparagraph d. below,  Purchaser shall not
         -------------
         be responsible for any Losses arising under this Paragraph for which Seller and Principals would otherwise be entitled to indemnification hereunder unless and until the aggregate of such Losses exceed $50,000, and then only to the extent of such excess.

     c.  Limitation on Liability.  Subject to subparagraph d. below, in no event
         -----------------------
         shall the aggregate liability of Purchaser to Seller and Principals for indemnification hereunder or for any other matter arising under this Agreement (other than pursuant to Paragraph 4.b.) exceed the sum of Eleven Million Five Hundred Thousand Dollars ($11,500,000).

     d.  Exclusions from Claims Basket.  Nothing contained in this Agreement
         -----------------------------
         shall relieve Purchaser of any liability or limit any liability they may have on account of (i) common law fraud or purposeful misrepresentation in connection with the making of any representation or warranty contained in this Agreement, if such representation or warranty is untrue in any material respect; (ii) any pending litigation and any other claim or litigation arising out of Purchaser's relationship with a Franchisee; (iii) any claims of suppliers or vendors arising in connection with the conduct of the Business by Purchaser after the Closing; (iv) any claims relating to personal injuries suffered, after the Closing, by employees or others on the premises of a Franchisee; and (v) any tax related liabilities arising in connection with the conduct of the Business by Purchaser after the Closing.

     e.  Survival. The obligation to indemnify contained herein shall survive
         --------
         the Closing for a period of five (5) years. Thereafter, the representations and warranties of Purchaser contained in Paragraph 13 herein and in any certificate executed by it in connection with this Agreement shall terminate and expire.

     f.  Losses. The term "Loss" or Losses" shall mean any and all damages,
         ------
         losses, liabilities, deficiencies, judgments, penalties, fines, costs and expenses, including but no limited to, reasonable attorneys' fees. For purposes of determining the amount of Loss and whether a Loss or Losses individually or in the aggregate exceed the limitation amounts set forth in subparagraphs b. and c. of this Paragraph 20, Losses shall be determined after giving effect to (i) any net federal or state tax benefit obtained or received by Seller or Principals as a result of Seller's or Principals' incurring the Loss, and (ii) any other third party reimbursements or other payments actually received with respect to such Losses.

    21.  NOTICE OF CLAIMS.
         ----------------

     a.  Notification Procedures.  In the event that any party to this Agreement
         -----------------------
         proposes to make any claim for indemnification pursuant to Paragraph 19 or 20, the party making the claim (or with such right) shall promptly deliver on or prior to the date upon which the applicable representations and warranties or covenants expire, pursuant to the terms of Paragraph 19.f. or 20.e. of this Agreement, and within a reasonable time of discovery of the matter giving rise to such claim, a certificate signed by the party making the claim ("Claim Certificate") to the other party, and if to Seller or Principals, to the Escrow Agent, which Claim Certificate shall

         (i) state the occurrence giving rise to the claim; (ii) specify the Paragraph(s) of this Agreement under which such claim is made; and
         (iii) specify in reasonable detail each individual item of Loss or other claim, including the reasonable amount thereof, if reasonably ascertainable, the date such Loss or liability was incurred, properly accrued or is anticipated, the basis for any anticipated Loss or liability and the nature of the misrepresentation, breach of warranty or the claim to which such Loss or liability is related.

     b.  Third Party Claims.  Each party entitled to indemnification under
         ------------------
         Paragraph 19 or Paragraph 20 above (the "Indemnified Party") shall give notice, in accordance with the provisions of Paragraph 21, to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any third party claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 21 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    22.  DISPUTE RESOLUTION.
         ------------------

     a.  Mediation.  No party hereto shall commence an arbitration proceeding
         ---------
         pursuant to the provisions of subparagraph b. below unless such party shall first give a written notice (a "Dispute Notice") to the other party or parties setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association in effect on the date of this Agreement. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the President of the North Carolina Bar Association. If the dispute has not been resolved by mediation as provided above within sixty (60) days after the delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of subparagraph b. hereof.

     b.  Arbitration.  Any controversy, claim or dispute of whatever nature
         -----------
         arising between the parties, including but not limited to those arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement, whether such claim existed prior to or arises on or after the date of this Agreement, including the determination of the scope of this agreement to arbitrate (which is not settled through mediation as provided in Paragraph a. above) shall be determined by arbitration in Charlotte, North Carolina by one arbitrator in accordance with the Commercial

         Arbitration Rules of the American Arbitration Association and its Supplementary Procedures for Large, Complex Disputes, except that (a) every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law as a partner in a highly respected law firm for at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters, with experience in the field of franchise law and
         (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA and any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA within thirty (30) days after the AAA transmits to the parties its first list of potential arbitrators, the President of the North Carolina Bar Association shall designate three persons who, in his or her opinion, meet the criteria set forth herein, which designees may include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three (3) designees on a peremptory basis within ten (10) after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two (2) of such designees have been stricken by the parties, the unstricken designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base his or her award on applicable law and judicial precedent and, unless all parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     c.  Limited Judicial Review of Arbitration Award  Notwithstanding the
         --------------------------------------------
         foregoing, upon the application by any party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the court) that the findings of fact made by the arbitrator shall be binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

     d.  Costs and Attorneys Fees.  If any party fails to proceed with mediation
         ------------------------
         or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessfully in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such mediation or arbitration or defending against the attempt to stay, vacate or modify such mediation or arbitration award and/or successfully defending or enforcing the award.

    23.  BENEFIT.  This Agreement shall be binding upon and inure to the
         -------
benefit of Seller, Purchaser and the Principals, and their respective heirs, administrators, executors, assigns and successors. Purchaser acknowledges and agrees that any obligations of Purchaser to Seller created hereunder may, in the event of the liquidation of Seller, be assigned to the Principals in accordance with such liquidation and in proportion to their ownership percentage in such Seller. Seller and Principals acknowledge and agree that Purchaser may assign its rights and obligations hereunder to a wholly-owned subsidiary of Purchaser, provided that Purchaser shall remain liable for its obligations under Paragraph 4.b. Except as otherwise provided herein, the rights and obligations of the parties hereunder may not be assigned by any party hereto without the express written consent of the other parties.

    24.  NOTICES.  All notices given by any party to any other party shall be
         -------
deemed adequate if given by certified mail, postage prepaid, and addressed as follows or to such other address as either party may designate by certified mail:

         In the case of Seller and the Principals:

               The American Bagel Company
               1451 Dolley Madison Boulevard
               McLean, Virginia  23101
               Attn: David H. Lavine

         with copy to:

               Dickstein Shapiro Morin & Oshinsky LLP
               2101 L Street N.W.
               Washington, D.C.  20037
               Attn: Neil Lefkowitz, Esq.

         or in the case of Purchaser:

               AFC Enterprises, Inc.
               Six Concourse Parkway
               Suite 1700
               Atlanta, Georgia 30328
               Attn: Kenneth S. Kaplan, Esq.

         with a copy to:

               Cohen Pollock Merlin Axelrod & Tanenbaum, P.C.
               2100 RiverEdge Parkway
               Suite 300
               Atlanta, Georgia  30328
               Attn:  H. Stephen Merlin, Esq.

    25.  GOVERNING LAW.  Each party hereto expressly submits for himself and
         -------------
itself, and any legal action or proceeding relating to this Agreement (to the extent not prohibited by Paragraph 22 hereof) or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of North Carolina, the courts of the United States of America for the Western District of North Carolina; and appellate courts from any thereof; consents that any action or proceeding shall be brought in such courts and waives any objection that it or he may now or hereafter have to the venue of any such action or proceeding in any such court; and agrees that service of process of any such action may be made, in addition to any method provided by law, in the same manner as notices are to be given under this Agreement. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and governed by the substantive law of the State of North Carolina, without giving effect to the principles of conflicts of law thereof.

    26.  CONSTRUCTION.  In the event any parts of this Agreement are found to
         ------------
be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

    27.  EXECUTION OF AGREEMENT.  This Agreement may be executed in one or
         ----------------------
more counterparts, each of which shall constitute an original, but all together of which shall constitute but a single document.

    28.  ENTIRE AGREEMENT.  This Agreement, together with the written
         ----------------
agreements executed contemporaneously herewith, contain the entire Agreement of the parties hereto, and no representations, warranties, covenants or agreements, not embodied or incorporated herein, oral or otherwise, shall be of any force of effect.

    29.  HEADINGS.  The headings or titles of the paragraphs of this
         --------
Agreement are for convenience only, are not a part of this Agreement and shall not be used as an aid in the construction of any provision hereof.

    30.  WAIVER.  A waiver of any breach hereunder by any party hereto shall
         ------
not constitute a waiver by such party of any other breach or a waiver by such party of the same breach on any other occasion; and, to be effective, any waiver hereunder must be in writing.

    31.  NO THIRD PARTY BENEFICIARY.  This Agreement is intended and agreed to
         --------------------------
be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

    32.  CONFIDENTIALITY.  Each party shall hold this Agreement confidential
         ---------------
and shall not disclose its terms to any third party, including without limitation any franchisee.

    33.  EXHIBITS AND SCHEDULES.  All exhibits, schedules, certificates,
         ----------------------
recitals and other instruments or documents referred to herein are specifically made a part of this Agreement. Any reference in this Agreement to an Exhibit or Schedule shall be deemed to be a reference to an Exhibit or Schedule to this Agreement unless the context expressly indicates otherwise. Any item disclosed in a Schedule hereto in response to one Paragraph of this Agreement shall be deemed disclosed in response to any other applicable or appropriate Paragraph hereof.

    34.  ACCESS TO BOOKS AND RECORDS.  For a period of five (5) years from the
         ---------------------------
Closing Date or until the expiration of the applicable statute of limitations for a tax audit, to the extent reasonably required by Seller in connection with any matter relating to Seller's ownership of the Purchased Assets or conduct of the Business prior to the Closing Date, Purchaser shall allow Seller access to and to copy, at Seller's expense, all business records of Seller which relate to the operation of the Business prior to the Closing Date, upon reasonable advance notice during normal working hours.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed and delivered by its duly authorized officers, and the Principals have set their hands and seals, all as of the day and year first above written.

ATTEST:                                    THE AMERICAN BAGEL COMPANY


By:   /s/                                  By:   /s/
   --------------------------------------     ----------------------------------
     David H. Lavine, Assistant Secretary      Alan Manstof, President




 /s/                                            /s/
------------------------------------------     ---------------------------(SEAL)
WITNESS                                        MICHAEL ROBINSON



 /s/                                            /s/
------------------------------------------     ---------------------------(SEAL)
WITNESS                                        ALAN MANSTOF



ATTEST:                                        AFC ENTERPRISES, INC.


By:   /s/                                  By:   /s/
   --------------------------------------     ----------------------------------
   Kenneth S. Kaplan, Vice President           Gregg Kaplan, Vice President
     Assistant General Counsel                   Strategic Development



     Almike Enterprises, Inc. has caused this Agreement to be executed by its duly authorized officers solely to indicate its agreement to be bound by the terms and conditions set forth in Paragraph 16.k.


ATTEST:                                    ALMIKE ENTERPRISES, INC.


By:   /s/                                  By:   /s/
   --------------------------------------     ----------------------------------
   Its ________ Secretary                     Its ____________ President

                                  EXHIBIT LIST
                                  ------------



     A           Escrow Agreement (refer to Paragraph 6.)
     B           Confidentiality and Non-Competition Agreement (refer to
                 Paragraph 7.a.)
     C           Consulting Agreements (refer to Paragraph  7.b.)
     D           License Agreement (refer to Paragraph 7.c.)
     E           Assignment of Fund Assets (refer to Paragraph 7.d.)
     F-1 -- F-9  Form Franchise Agreements (refer to Paragraph 12.p.iv)
     G-1 -- G-2  Form Express Agreements (refer to Paragraph 12.p.iv)
     H-1 -- H-5  Form Development Agreements (refer to Paragraph 12.q.iii)
     I           Legal Opinion of  Seller's Counsel (refer to Paragraph 16.b.)
     J           Legal Opinion of Purchaser's Counsel (refer to Paragraph 17.b.)
     K           Bill of Sale and Assignment (refer to Paragraph 18.a.)
     L           Almike Franchise Agreement
     M           Almike Area Development Agreement


                                 SCHEDULE LIST
                                 -------------


     1(a)        Computer Software and Data
     1(b)        Proprietary Property
     1(c)        Franchise Fee Notes and Accounts Receivable
     1(d)        Franchise Agreements
     1(e)        Development Agreements
     1(f)        Assumed Contracts
     2           Excluded Assets
     4(b)        Existing Franchise Commitment Pool
     8           Purchase Price Allocation
     12.b.       Liens and Encumbrances
     12.d.       Financial Statements
     12.n.       Actions and Proceedings
     12.o.i      Marks
     12.o.ii     Copyrights
     12.o.iii.          Trade Secrets
     12.p.iii.          Express Agreements
     12.p.iv.    Exceptions to Form Franchise Agreements
     12.p.vi.    Franchise Agreement Defaults
     12.p.ix     Subordinated, Terminated and Rescinded Franchise Agreements
     12.p.xii.   Required Policies
     12.p.xiii.  Application of Rebates
     12.p.xiv.   Terminated Restaurants  >12.q.iii.   Exceptions to Form
                 Development
     12.q.v.     Development Agreement Defaults          Agreement
     12.q.viii.  Waived, Altered or Modified Development Schedules
     12.r.i.     Ad Fund Assets
     12.s.       Regional Cooperatives

     12.t.i.     State Franchise Registrations
     12.u.       Material Agreements
     12.w.       Licenses
     12.x.       Employees and Labor Matters
     12.z.       Benefit Plans
     12.ee.      Material Adverse Changes
     12.gg.      Suppliers